UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 8, 2005

COLGATE-PALMOLIVE COMPANY

(Exact name of Registrant as Specified in Charter)

Delaware	1-644-2	13-1815595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 310-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Colgate-Palmolive Company (“Colgate”) issued a press release on July 8, 2005 announcing that it had received notice of an unsolicited “mini-tender” offer from TRC Capital Corporation to purchase up to 2 million of Colgate’s common shares, which represent less than 0.4% of the shares outstanding. TRC Capital’s unsolicited offer of $48.25 per share was 3.8% below the $50.15 per share closing price on Colgate’s common shares on June 27, 2005, the day before the offer commenced. Colgate does not in any way recommend or endorse TRC’s mini-tender offer and expresses no opinion as to whether Colgate shareholders should tender their shares in the mini-tender offer. Colgate is not associated with TRC, the offer or the offer documentation. A copy of Colgate’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
99	Press Release dated July 8, 2005

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 8, 2005	COLGATE-PALMOLIVE COMPANY

	By	/S/ ANDREW D. HENDRY
	Name:	Andrew D. Hendry
	Title:	Senior Vice President, General Counsel and Secretary

3

EXHIBIT INDEX

Exhibit Number	Description
99	Press Release dated July 8, 2005

4